EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Sparta Commercial Services, Inc. (the “Company”) on Form 10-K for the fiscal year ended April 30, 2012, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Anthony L. Havens, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 14, 2012

/s/ Anthony L. Havens
Anthony L. Havens
Chief Executive Officer